Exhibit 10.1

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

BETWEEN

THIRD POINT PRIVATE CAPITAL PARTNERS AND

THIRD POINT PRIVATE CAPITAL LLC

This Amended and Restated Investment Advisory Agreement (this “Agreement”) is made as of December 12, 2025, by and between Third Point Private Capital Partners, a Delaware statutory trust (the “Fund”), and Third Point Private Capital LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser and the Fund previously entered into an investment advisory agreement, dated as of May 7, 2025 (the “Previous Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Previous Agreement in its entirety and replace it with this Agreement;

WHEREAS, the Fund is a newly organized non-diversified, externally managed, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”);

WHEREAS, the Fund desires to retain the Adviser to provide investment advisory services to the Fund in the manner and on the terms and conditions hereinafter set forth;

WHEREAS, the Adviser is willing to provide investment advisory services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, in addition to the services rendered hereunder, the Adviser, in its capacity as the Fund’s administrator (the “Administrator”), will provide administrative services pursuant to the administration agreement by and between the Administrator and the Fund (the “Administration Agreement”), dated as of May 7, 2025.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Adviser hereby agree as follows:

Section 1.     Duties of the Adviser.

(a)     Retention of Adviser. The Fund hereby appoints the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the board of trustees of the Fund (the “Board”), for the period and upon the terms herein set forth in accordance with:

(i)     the investment objective, policies and restrictions that are set forth in the Fund’s registration statement on Form 10, filed with the U.S. Securities and Exchange Commission (the “SEC”), as supplemented, amended or superseded from time to time, and in the Fund’s confidential private placement memorandum, as amended from time to time, or as may otherwise be set forth in the Fund’s reports filed in compliance with the Securities Exchange Act of 1934, as amended, as applicable;

(ii)     during the term of this Agreement, all other applicable federal and state laws, rules and regulations, and the Fund’s certificate of trust, declaration of trust and bylaws, as they may be amended from time to time (the “Organizational Documents”);

(iii)     such investment policies, directives, regulatory restrictions as the Fund may from time to time establish or issue and communicate to the Adviser in writing; and

(iv)     the Fund’s compliance policies and procedures as applicable to the Adviser and as administered by the Fund’s chief compliance officer.

(b)     Responsibilities of Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)     determine the composition and allocation of the Fund’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

(ii)     identify, evaluate, negotiate and implement the structure of the investments made by the Fund;

(iii)     perform due diligence on prospective portfolio companies;

(iv)     execute, close, service and monitor the Fund’s investments;

(v)     determine the securities and other assets that the Fund shall purchase, retain or sell;

(vi)     place orders with respect to, and arrange for, any investment by the Fund;

(vii)     arrange financings and borrowing facilities for the Fund;

(viii)     provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds; and

(ix)     to the extent permitted under the 1940 Act and the Advisers Act, on the Fund’s behalf, in its capacity as Adviser and Administrator and in coordination with any Sub-Adviser (as defined below), provide significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance under the 1940 Act, including utilizing appropriate investment professionals or non-investment professionals to, among other things, monitor the operations of the Fund’s portfolio companies, participate in board and management meetings, consult with and advise officers of portfolio companies and provide other organizational and financial consultation.

(c)     Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Fund hereby delegates to the Adviser (which power and authority may be delegated by the Adviser to one or more Sub-Advisers), and the Adviser hereby accepts, the power and authority to act on behalf of and in the name of the Fund to effectuate investment decisions for the Fund, including without limitation the negotiation, execution and delivery of all documents relating to the acquisition and disposition of the Fund’s investments, the placing of orders for other purchase or sale transactions on behalf of the Fund or any entity in which the Fund has a direct or indirect ownership interest, including any interest rate, currency or other derivative instruments, and the engagement of any service providers deemed necessary or appropriate by the Adviser to the exercise of such power and authority. In the event that the Fund determines to acquire debt or other financing (or to refinance existing debt or other financing), the Adviser shall use commercially reasonable efforts to arrange for such financing on the Fund’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments or obtain financing on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create, or arrange for the creation of, such special purpose vehicle and to make investments or obtain financing through such special purpose vehicle in accordance with applicable law. The Fund also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to carry out its duties pursuant to this Agreement, including without limitation the authority to open accounts and deposit, maintain and withdraw funds of the Fund or any of its subsidiaries in any bank, savings and loan association, brokerage firm or other financial institution.

(d)     Acceptance of Appointment. The Adviser hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein. Unless and until it resigns or is removed as investment adviser to the Fund in accordance with this Agreement, the Adviser, to the extent of its powers as set forth in this Agreement, shall be an agent of the Fund for the purpose of the Fund’s business, and action taken by the Adviser in accordance with such powers shall bind the Fund.

(e)     Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements (each a “Sub-Advisory Agreement”) with other investment advisers (each a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder, subject to the oversight of the Adviser and/or the Fund, with the scope of such services and oversight to be set forth in each Sub-Advisory Agreement.

(i)     The Adviser and not the Fund shall be responsible for any compensation payable to any Sub-Adviser; provided, however, that the Adviser shall have the right to direct the Fund to pay directly any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses otherwise payable to the Adviser under this Agreement.

(ii)     Any Sub-Advisory Agreement entered into by the Adviser shall be in accordance with the requirements of the 1940 Act and the Advisers Act, including without limitation, the requirements of the 1940 Act relating to Board and Fund shareholder approval thereunder, and other applicable federal and state law.

(iii)     Any Sub-Adviser shall be subject to the same fiduciary duties as are imposed on the Adviser pursuant to this Agreement, the 1940 Act and the Advisers Act, as well as other applicable federal and state law.

(f)     Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(g)     Record Retention. Subject to review by and the overall control of the Board, the Adviser shall maintain and keep all books, accounts and other records of the Adviser that relate to activities performed by the Adviser hereunder as required under the 1940 Act and the Advisers Act. The Adviser agrees that all records that it maintains and keeps for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered to the Fund upon the termination of this Agreement or otherwise on written request by the Fund. The Adviser further agrees that the records that it maintains and keeps for the Fund shall be preserved in the manner and for the periods prescribed by the 1940 Act, unless any such records are earlier surrendered as provided above. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law. The Adviser shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Adviser or the Fund.

Section 2.     Expenses Payable by the Fund.

(a)     Adviser Personnel. All investment personnel of the Adviser, when and to the extent engaged in providing investment advisory services and managerial assistance hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Fund.

(b)     Fund’s Costs. Subject to the limitations on expense reimbursement of the Adviser as set forth in Sections 2(a) and (c), the Fund, either directly or through reimbursement to the Adviser, shall bear all costs and expenses of its investment operations and its investment transactions, including, without limitation, costs and expenses relating to: the Fund’s operational and organizational costs; the Base Management Fee and Incentive Fee (each as defined below) payable under this Agreement; calculating individual asset values and the Fund’s net asset value, including the cost and expenses of any third-party valuation services; fees and expenses payable to third parties relating to evaluating, negotiating, making and disposing of investments, including the Adviser’s or its affiliates’ travel expenses, research costs and out-of-pocket fees and expenses associated with performing due diligence and reviews and risk analyses of prospective investments, monitoring investments and, if necessary, enforcing the Fund’s rights; the fees and expenses relating to the development, licensing, implementation, installation, servicing and maintenance of, and consulting with respect to, computer software, technology and information technology systems used in connection with the management of the Fund’s investments including, without limitation, costs and expenses of technology service providers and related software, hardware and subscription-based services utilized in connection with the Fund’s investment and operational activities, including but not limited to, the origination and monitoring of investments; expenses related to the maintenance of registered offices and corporate licensing; direct fees and expenses associated with independent audits, agency, consulting and legal costs and other professional fees and expenses of other experts (including, without limitation, consulting fees for, and other amounts payable to, senior or special advisers, certain other advisers, operating partners and other similar professionals incurred by a client for the benefit of such client or such client’s investments or portfolio companies); bank service fees; withholding and transfer fees; loan administration costs; costs incurred in connection with trademarks or other intellectual property; debt service and other costs of borrowings or other financing arrangements, including interest payable on debt and other borrowing costs, if any, incurred to finance the Fund’s investments; costs of effecting sales and repurchases of the Fund’s common shares and other securities; certain costs and expenses relating to distributions paid by the Fund; transfer agent and custody fees and expenses, including, without limitation, the costs, fees and expenses associated with the opening, maintaining and closing of bank accounts, custodial accounts and accounts with brokers on the Fund’s behalf (including the customary fees and charges applicable to transactions in such broker accounts); the allocated costs incurred by the Adviser, in such capacity and in its capacity as the Administrator, in providing managerial assistance to those portfolio companies that request it, including, without limitation, any compensation paid to individuals considered for nomination, nominated and/or appointed, and the Adviser’s request, to the board or credit committee of a portfolio company, and any costs incurred in connection with recruiting directors or members to serve on the board or credit committee of a portfolio company, public relations experts, “white papers,” lobbying organizations to the extent reasonably determined by the Adviser to be employed in connection with the Fund’s prospective investments, and public presentations; other brokerage fees and commissions and similar expenses necessary for the Fund to receive, buy, sell, exchange, trade and otherwise deal in and with securities or other assets (including, where applicable, expenses relating to spreads, short dividends, negative rebates, financing charges, and currency and other hedging costs); any stock exchange listing fees and fees payable to rating agencies; sourcing or finder's fees; costs and expenses of distributing and placing interests in the Fund’s common shares; federal, state and foreign registration fees (which can arise, for example, if a local jurisdiction requires a license or other registration to do business); U.S. federal, state and local taxes; fees and expenses of the Independent Trustees (as defined below); costs associated with the Fund’s reporting, legal, regulatory and compliance obligations, including, without limitation, under the 1940 Act and Sarbanes-Oxley Act of 2002, as amended, and applicable U.S. federal, state, local, or other laws and regulations, and costs of filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including the compensation and expenses of professionals responsible for the preparation or review of the foregoing; the costs of any reports, proxy statements or other notices or communications to shareholders, including, without limitation, printing costs, costs of technology licensing and maintenance of the website for the benefit of shareholders and any shareholder portal (including any database or other forum hosted on a website designated by the Fund) or due diligence platform; costs and expenses in connection with monitoring (including with respect to environmental, social and governance, cybersecurity, anti-corruption and similar functions), complying with and performing any provisions in agreement with investors; anti-money laundering and sanctions monitoring expenses; costs of holding shareholder meetings and meetings of the Board, including, without limitation, legal, travel, lodging and meal expenses and compensation of investor relations personnel responsible for the preparation of the foregoing and related matters; board fees of the Board; the costs of obtaining and maintaining the Fund’s fidelity bond and any other required fidelity bonding; trustees and officers' errors and omissions and other liability insurance, and any other insurance expenses; costs associated with obtaining an order for SEC co-investment exemptive relief; litigation, indemnification and other non-recurring or extraordinary expenses (whether actual, pending or threatened) or any costs arising therefrom, and any judgments, fines, remediations or settlements paid in connection therewith; fees, costs and expenses related to any governmental inquiry, investigation or proceeding directly or indirectly involving or otherwise applicable to the Fund, the Adviser or any of the Fund’s respective affiliates in connection with the Fund’s activities or any investment; direct and indirect costs and expenses of administration and operation, including printing, mailing, reporting, publishing, long distance telephone, staff, accounting, audit, compliance, tax and legal costs; accounting, audit and tax advice and preparation expenses (including preparation costs of financial statements, tax returns and reports to investors); fees and expenses associated with marketing efforts (including, but not limited to, reasonable out-of-pocket expenses incurred by the Adviser and its affiliates in attending meetings with shareholders or prospective shareholders); dues, fees and charges of any trade association of which the Fund is a member; the costs of any private or public offerings of the Fund’s common shares and other securities, including registration and listing fees, if any, and any other filing and registration fees; other expenses related to the purchase, monitoring, syndication of co-investments, sale, settlement, custody or transmittal of the Fund’s assets (directly or through financing alternative investment subsidiaries or trading subsidiaries which the Fund may from time to time establish); wind-up and liquidation expenses; any administration fees payable under the Administration Agreement and any sub-administration agreements, including related expenses; payments made under the Administration Agreement to reimburse the Administrator for the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the compensation of certain of the Fund’s officers, including the Fund’s Chief Financial Officer, Chief Compliance Officer and any administrative support staff; and all other expenses incurred by the Administrator, the Adviser or the Fund in connection with administering the Fund’s business, including payments made to third party providers of goods or services not required to be borne by the Adviser or another service provider pursuant to an agreement with the Fund. The presence of an item in or its absence from the foregoing list, on the one hand, and the list of Fund expenses set forth in Section 4(b) of Administration Agreement, on the other, shall in no way be construed to limit the responsibility of the Fund for such expense under either agreement.

For avoidance of doubt, it is agreed and understood that, from time to time, the Adviser or its affiliates may pay amounts or bear costs properly constituting Fund expenses as set forth herein or otherwise and that the Fund shall reimburse the Adviser or its affiliates for all such costs and expenses that have been paid by the Adviser or its affiliates on behalf of the Fund.

(c)     Portfolio Company’s Compensation. In certain circumstances the Adviser, any Sub-Adviser, or any of their respective Affiliates (as defined below), may receive compensation from a portfolio company, in connection with the Fund’s investment in such portfolio company. Any compensation received by the Adviser, Sub-Adviser, or any of their respective Affiliates, attributable to the Fund’s investment in any portfolio company, in excess of any of the limitations in or exemptions granted from the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser or the Fund by the SEC, shall be delivered promptly to the Fund and the Fund will retain such excess compensation for the benefit of its shareholders.

Section 3.     Compensation of the Adviser.

The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a fee consisting of two components: a base management fee (“Base Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The calculation of any of the fees payable to the Adviser under this Agreement for any partial calendar quarter shall be appropriately prorated and adjusted for any issuances or repurchases of the Fund’s shares during the relevant calendar quarter.

(a)     Base Management Fee. The Base Management Fee is calculated at an annual rate of 1.25% of the average of the value of the Fund’s net assets as of the end of the applicable calendar quarter and the end of the immediately preceding calendar quarter. For purposes of this Agreement, “net assets” means the Fund’s total assets determined on a consolidated basis in accordance with accounting principles generally accepted in the United States of America. The Base Management Fee is payable quarterly in arrears.

(b)     Incentive Fee. The Fund shall pay the Adviser an Incentive Fee. The Incentive Fee shall consist of two parts—an incentive fee based on income and an incentive fee based on capital gains, as follows:

(i)     Investment Income Incentive Fee. The “Investment Income Incentive Fee” will be calculated and payable on a quarterly basis, in arrears, and is earned on pre-incentive fee net investment income of the Fund for the immediately preceding calendar quarter. The Investment Income Incentive Fee shall also be payable upon termination of this Agreement.

(ii)     Pre-incentive fee net investment income shall be compared to a “Hurdle Rate” of 1.5% per quarter (6.0% annualized). The Fund shall pay the Adviser an incentive fee with respect to its pre-incentive fee net investment income as follows:

(a)     no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the Hurdle Rate;

(b)     100% of pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Rate but is less than 1.714% in any calendar quarter (6.857% annualized). This portion of the pre-incentive fee net investment income (which exceeds the Hurdle Rate but is less than 1.714%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of the Fund’s pre-incentive fee net investment income as if a Hurdle Rate did not apply if pre-incentive fee net investment income exceeds 1.714% in any calendar quarter; and

(c)     12.5% of the pre-incentive fee net investment income, if any, that exceeds 1.714% in any calendar quarter (6.857% annualized), which reflects that once the Hurdle Rate is reached and the catch-up is achieved, 12.5% of all pre-incentive fee net investment income is paid to the Adviser.

For purposes of calculating the Investment Income Incentive Fee, “pre-incentive fee net investment income” is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus operating expenses for the quarter, including the Base Management Fee, expenses payable to the Administrator under the Administration Agreement, any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding (x) the Incentive Fee and (y) any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Fund has not yet received in cash. The Adviser is not obligated to return to the Fund the Incentive Fee it receives on PIK interest that is later determined to be uncollectible in cash.

(iii)     Capital Gains Incentive Fee. The Fund shall pay the Adviser a “Capital Gains Incentive Fee” calculated and payable in arrears in cash as of the end of each calendar year or upon the termination of this Agreement in an amount equal to 12.5% of the Fund’s realized capital gains, if any, on a cumulative basis from inception through the end of a given calendar year or upon the termination of this Agreement, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. Therefore, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative financial instrument or swap, will be included on a cumulative basis in the calculation of the Capital Gains Incentive Fee.

For purposes of computing the Investment Income Incentive Fee and the Capital Gains Incentive Fee, the calculation methodology will look through derivative financial instruments or swaps as if the Fund owned the reference assets directly, in the manner described above. With respect to the calculation of quarterly pre-incentive fee net investment income for purposes of calculating the Investment Income Incentive Fee, net interest, if any, associated with a derivative or swap (which is defined as the difference between (x) the interest income and transaction fees received in respect of the reference assets of the derivative or swap and (y) all interest and other expenses paid by us to the derivative or swap counterparty) will be included in calculating the Investment Income Incentive Fee. The notional value of any such derivatives or swaps is not used for these purposes. With respect to the calculation of the Capital Gains Incentive Fee, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative or swap, will be included on a cumulative basis in calculating the Capital Gains Incentive Fee.

In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Incentive Fee.

(c)     Waiver or Deferral of Fees.

The Adviser shall have the right to elect to waive or defer all or a portion of the Base Management Fee or Incentive Fee that would otherwise be paid to it. Prior to the payment of any fee to the Adviser, the Fund shall obtain written instructions from the Adviser with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Adviser and not paid over to the Adviser with respect to any calendar quarter or year shall be deferred without interest and may be paid over in any such other quarter prior to the termination of this Agreement, as the Adviser may determine upon written notice to the Fund.

Section 4.     Covenant of the Adviser.

The Adviser covenants that it is registered as an investment adviser under the Advisers Act on the effective date of this Agreement, and that it shall maintain such registration until the expiration or termination of this Agreement. The Adviser agrees that its activities shall at all times comply in all material respects with all applicable federal and state laws governing its operations and investments, except to the extent that any such noncompliance would not reasonably be expected to have a material adverse effect on the ability of the Adviser to fulfill its obligations under this Agreement. The Adviser agrees to observe and comply with applicable provisions of the code of ethics adopted by the Fund pursuant to Rule 17j-1 under the 1940 Act, as such code of ethics may be amended from time to time.

Section 5.     Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account factors, including without limitation, price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and is consistent with the Adviser’s duty to seek the best execution on behalf of the Fund. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Fund, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

Section 6.     Other Activities of the Adviser.

The Adviser and its Affiliates, who may or may not be investors, directors, officers or employees of the Fund, may engage, simultaneously with their investment management activities on behalf of the Fund, in other businesses, form additional investment funds and make investments for their own accounts, and may render services similar to those described in this Agreement for other individuals, companies, trusts or persons, whose investment objectives may be similar to, or different from, the investment objective of the Fund, and shall not by reason of engaging in such other businesses, making such investments or rendering of services for others be deemed to be acting in conflict with the interests of the Fund even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser and/or its affiliates. The Adviser shall devote as much of its time to the management of the Fund as the Adviser deems necessary and appropriate. The Adviser or its Affiliates, in their individual capacities, may be investors, directors, officers or employees of the Fund but shall not be deemed thereby to have interests which are in conflict with the interests of the Fund.

For purposes of this Agreement, “Affiliate” or “Affiliated” or any derivation thereof means with respect to any individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association (“Person”): (a) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; or (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Section 7.     Responsibility of Dual Directors/Trustees, Officers and/or Employees.

If any person who is a manager, officer, shareholder, member or employee of the Adviser or its affiliates is or becomes a trustee, officer, shareholder and/or employee of the Fund and acts as such in any business of the Fund, then such person shall be deemed to be acting solely for the Fund in such person’s capacity as a trustee, officer, shareholder and/or employee of the Fund, and not as a director, officer, shareholder, member or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

Section 8.     Exculpation; Indemnification.

Subject to Section 9, the Adviser, any Sub-Adviser, each of their respective directors, trustees, officers, shareholders or members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons (as determined under the 1940 Act (“Controlling Persons”)), any other person or entity Affiliated with the Adviser or Sub-Adviser (including each of their respective directors, trustees, officers, shareholders or members (and their shareholders or members, including the owners of their shareholders or members), agents, employees or Controlling Persons) and any other person or entity acting on behalf of, the Adviser or Sub-Adviser (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) shall not be liable to the Fund or any shareholder thereof for any action taken or omitted to be taken by the Adviser or any Sub-Adviser in connection with the performance of any of their duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in satisfaction of judgments, in compromises and settlement, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement, any Sub-Advisory Agreement, or otherwise as an investment adviser of the Fund to the extent such Losses are not fully reimbursed by insurance and otherwise to the fullest extent such indemnification would not be inconsistent with the Organizational Documents, the 1940 Act, the laws of the State of New York and other applicable law.

For any claims indemnified by the Fund under this Section 8, to the fullest extent permitted by, and subject to the applicable conditions of, law, the Fund shall promptly pay expenses (including legal fees and expenses) incurred by any Indemnified Party in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim, demand or proceeding, including appeals, promptly after receipt by the Fund of a statement or statements from the Indemnified Party requesting such advance or advances from time to time. Each Indemnified Party hereby undertakes to repay any amounts advanced on its behalf (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled under this Agreement to be indemnified by the Fund. Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnified Parties to make repayment and without regard to the Indemnified Parties’ ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 9.     Limitation on Indemnification.

Notwithstanding anything in Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect any of the Indemnified Parties against, or entitle or be deemed to entitle any of the Indemnified Parties to indemnification in respect of, any Losses to the Fund or its security holders to which the Indemnified Parties would otherwise be subject primarily attributable to the willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s or Sub-Adviser’s duties or by reason of the reckless disregard of the Adviser’s or Sub-Adviser’s duties and obligations under this Agreement or any Sub-Advisory Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

In addition, notwithstanding any of the foregoing to the contrary, the provisions of Section 8 and this Section 9 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of Section 8 and this Section 9 to the fullest extent permitted by law.

Section 10.     Effectiveness, Duration and Termination of Agreement.

(a)     Term and Effectiveness. This Agreement shall become effective as of the first date written above. Once effective, this Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive one-year periods; provided that such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the trustees who are not “interested persons” of the Fund, the Adviser or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), in accordance with the requirements of the 1940 Act, or as otherwise permitted under Section 15 of the 1940 Act.

(b)     Termination. This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Fund upon not less than 60 days’ prior written notice to the Adviser upon the vote of: (A) a majority of the outstanding voting securities of the Fund (as “majority of the outstanding voting securities” is defined in Section 2(a)(42) of the 1940 Act) or (B) a majority of the Board; or (ii) by the Adviser upon not less than 60 days’ prior written notice to the Fund. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of construing Section 15(a)(4) of the 1940 Act). The provisions of Section 8 and Section 9 shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or expiration.

(c)     Payments to and Duties of Adviser Upon Termination. After the termination of this Agreement, the Adviser shall not be entitled to compensation or reimbursement for further services provided hereunder, except that it shall be entitled to receive from the Fund within thirty (30) days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.

The Adviser shall promptly upon termination:

(i)     deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(ii)     deliver to the Board all assets and documents of the Fund then in custody of the Adviser; and

(iii)     cooperate with the Fund to provide an orderly transition of services.

Section 11.     Proxy Voting.

The Adviser will exercise voting rights on any assets held in the portfolio securities of portfolio companies. The Adviser is obligated to furnish to the Fund, in a timely manner, a record of all proxies voted in such form and format that complies with applicable federal statutes and regulations.

Section 12.     Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office or at such other address for a party as shall be specified in a notice given in accordance with this Section.

Section 13.     Amendments.

No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties; provided that the consent of the Fund is required to be obtained in conformity with the requirements of the 1940 Act. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 14.     Severability.

If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed amended to conform with such applicable law. Any provision hereof that is held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

Section 15.     Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

Section 16.     Governing Law.

Notwithstanding the place where this Agreement may be executed by any of the parties hereto and the provisions of Section 8 and Section 9, this Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law principles thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. For so long as the Fund is regulated as a BDC under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act and the Advisers Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act or the Advisers Act, the 1940 Act and the Advisers Act shall control.

Section 17.     Forum.

To the fullest extent permitted by applicable law, in the event of any proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a proceeding must be heard and determined exclusively in the U.S. District Court for the Southern District of New York. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Notwithstanding the foregoing, in the event that the U.S. District Court for the Southern District of New York does not have subject matter or other jurisdiction over a proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the courts of the State of Delaware or of the U.S. District Court for the District of Delaware, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such proceeding must be heard and determined exclusively in the courts of the State of Delaware or the U.S. District Court for the District of Delaware. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 18.     Third Party Rights.

Except for the provisions of Section 8, the provisions of this Agreement are not intended to be for the benefit of any Person (other than the Fund and the Adviser in their capacities as such) and no such Person shall obtain any rights under any of such provisions (whether as a third-party beneficiary or otherwise); provided, that, without the prior written consent of the Adviser (such consent to refer specifically to this paragraph), no Indemnified Party (other than the Adviser) shall be entitled to claim the benefit of any right otherwise accruing to such Indemnified Party under Section 8. If the Adviser provides consent pursuant to the preceding proviso, the Adviser shall, in its discretion, be entitled to enter into one or more agreements and/or other instruments to give effect to the rights granted to Indemnified Parties under Section 8.

Section 19.     Entire Agreement.

This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

Section 20.     Survival.

The provisions of Section 8 (Exculpation; Indemnification), Section 10(b) (Termination), Section 10(c) (Payments to and Duties of Adviser Upon Termination), Section 18 (Third Party Rights) and this Section 20 shall survive termination of this Agreement.

Section 21.     Insurance.

The Fund shall acquire and maintain a directors and officers liability insurance policy or similar insurance policy, which may name the Adviser and any Sub-Adviser each as an additional insured party (each an “Additional Insured Party” and collectively the “Additional Insured Parties”). Such insurance policy shall include reasonable coverage from a reputable insurer. The Fund shall make all premium payments required to maintain such policy in full force and effect; provided, however, each Additional Insured Party, if any, shall pay to the Fund, in advance of the due date of such premium, its allocated share of the premium. Irrespective of whether the Adviser and any Sub-Adviser is a named Additional Insured Party on such policy, the Fund shall provide the Adviser and any Sub-Adviser with written notice upon receipt of any notice of: (a) any default under such policy; (b) any pending or threatened termination, cancellation or non-renewal of such policy or (c) any coverage limitation or reduction with respect to such policy. The foregoing provisions of this Section 21 notwithstanding, the Fund shall not be required to acquire or maintain any insurance policy to the extent that the same is not available upon commercially reasonable pricing terms or at all, as determined in good faith by the required majority (as defined in Section 57(o) of the 1940 Act) of the Board.

Section 22.     WAIVER OF JURY TRIAL.

EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. THIS WAIVER APPLIES TO ANY LEGAL ACTION OR PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

THIRD POINT PRIVATE CAPITAL PARTNERS
a Delaware statutory trust

By:
	Name:	Christopher Taylor
	Title:	President and Chief Executive Officer

THIRD POINT PRIVATE CAPITAL LLC
a Delaware limited liability company

By:
	Name:	Joshua L. Targoff
	Title:	President

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